SALE OF MINERAL SERVITUDE


     This Sale of Mineral Servitude (the "Sale") is made and entered into by and between:

     XCL LAND, LTD., a Delaware corporation whose mailing address is 110 Rue Jean Lafitte, Lafayette, Louisiana, 70508, and whose Tax I.D. Number is 51-0334575 ("Seller");

     STREAM FAMILY LIMITED PARTNERSHIP. a Texas limited partnership, (Tax I.D. Number 72-1311449) represented herein by Matilda Stream Management, Inc., a Louisiana business corporation, its Managing General Partner, herein represented by its Executive Vice President, Harold II. Stream III, duly authorized by Resolution of the Board of Directors of the corporation, a certified copy of which is attached hereto, whose mailing address is Post Office Box 40, Lake Charles, Louisiana, 70602, herein sometimes referred to as the "Partnership"; and

     VIRGINIA MARTIN CARMOUCHE GAYLE, wife of Willis W. Gayle, a resident of Calcasieu Parish, Louisiana (Social Security No. ###-##-####), whose mailing address is 3820 Lake Street, Lake Charles, Louisiana, 70605, who together with the Partnership are sometimes herein collectively referred to as the "Stream Group"

     Section 1. Prior Conveyance. By instrument dated May 18, 1995, and duly filed for record in the Conveyance Records of Calcasieu Parish, Louisiana under Entry No. 2253446, and in the Conveyance Records of Cameron Parish, Louisiana, in Conveyance Book 816, at Entry No. 240851, (the "Prior Conveyance") Seller did convey all of Seller's undivided interest in the immovable property described on Exhibit "A" attached thereto (the "Phoenix Lake Tract"). In the Prior Conveyance. Seller reserved and retained unto itself, and its successors and assigns, a mineral servitude of seventy-five percent (75%) of its seven-ninths (7/9) interest in and to (a) the oil, gas and other minerals therein conveyed and (b) all mineral and royalty rights whatsoever under the interest conveyed. (Except that Seller did not reserve any mineral servitude whatsoever with respect to: (a) Section 32, Township 11 South, Range 13 West, Calcasieu Parish, being all of Tract I described in Exhibit "A" to the Prior Conveyance; and (b) fractional Section 30, Township 11 South, Range 13 West, Calcasieu Parish, being a portion of Tract II described in Exhibit "A" to the Prior Conveyance.)

     Section 2.  Sale.  Seller does hereby GRANT, CONVEY,
BARGAIN, SELL, TRANSFER, ASSIGN, SET OVER AND DELIVER, unto the
Stream Group, and their successors and assigns, in the proportions set forth opposite the name of each member of the Stream Group as follows:

     STREAM GROUP                   PROPORTIONATE SHARE

     Stream Family Limited Partnership     95.34%
     Virginia Martin Carmouche Gayle        4.66%

all of Seller's undivided 7/9ths interest being all of Seller's undivided interest in and to the mineral servitude reserved by Seller in the Prior Conveyance described above. To have and to hold unto the Stream Group and the Stream Group's successors, heirs and assigns forever.

     This Sale is made and accepted for and in consideration of We price and sum of FOUR HUNDRED SEVENTEEN THOUSAND AND NO/100 ($417,000.00) DOLLARS, cash in hand paid, the receipt and adequacy of which is hereby acknowledged by Seller. Seller and the Stream Group agree that TWO HUNDRED SIXTY-FIVE THOUSAND AND NO/100 ($265,000.00) DOLLARS of the purchase price shall be paid to The First National Bank of Lake Charles (the "Bank") for payment of principal and interest on that certain promissory note payable to the order of Bank dated June 15, 1995, in the original principal amount of $2,883,717.84 and secured by that certain Collateral Mortgage Note dated November 16, 1987 in the principal amount of S10,000,000.00 payable to Bearer, due on demand. and bearing interest at the rate of 20% per annum from the date thereof until paid, which note is secured by and paraphed for identification with a Collateral Mortgage and Collateral Chattel Mortgage dated November 16, 1987 recorded in the public records of Ascension Parish in MOB 418 and COB 430 under Entry No. 251602, in the public records of St. James Parish in MOB 162 and COB 291 under Entry No. 74929, and in the public records of St. John the Baptist Parish in MOB 203 and COB 228 under Entry No. 116937. Such payment to the Bank shall be made under such terms and conditions as agreed upon between Seller and the Bank.

     Section 3. Warranty. Seller warrants title to the mineral servitude conveyed herein with a covenant of special warranty by, through and under Seller and no further, but with full substitution and subrogation in and to all rights of warranty that Seller may have against all previous owners or vendors.

     Section 4. Further Assurances. Seller agrees to execute, acknowledge where necessary. and deliver unto the Stream Group all such other and additional instruments, notices, and other documents and to do all such other and further acts and things necessary to fully grant, convey, and assign the mineral servitude to the Stream Group.

     Section 5, Governing Law. This Sale is made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana without giving any effect to principles of conflicts of laws.

     Section 6. Waiver of Resolutory Condition. Seller and the Stream Group agree that should any obligation of this Sale of Mineral Servitude give rise to or create a resolutory condition, both Seller and the Stream Group waive and renounce any right that either might have to dissolve this Sale of Mineral Servitude for reason of such resolutory condition.

     Section 7. Counterparts. This Sale may be executed in counterparts, all of which are identical. and all such counterparts together shall constitute one and the same instrument. For purposes of recording this Sale, the signature pages of counterparts executed by different parties may be amalgamated to form one or more complete documents.

     IN WITNESS WHEREOF, this Sale is executed this 18th day of June 1996.


WITNESSES:                    XCL LAND, LTD.


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                              STREAM FAMILY LIMITED PARTNERSHIP


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                              VIRGINIA MARTIN CARMOUCHE GAYLE


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